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                                                                         EX-99.E

                            DISTRIBUTION AGREEMENT

          Agreement made this 1st day of September, 1998, by and between Hewitt Series Trust (the "Trust"), on behalf of its portfolio known as Hewitt Money Market Fund (the "Fund"), and Hewitt Services LLC (the "Distributor").

                             W I T N E S S E T H:

          WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company and the Trust has determined to offer shares of the Fund for sale to the public in a continuous offering; and

          WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of each class of shares of the Trust representing interests in the Fund, par value $0.001 per share (the "Shares"), to commence after the effective date of the Trust's registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act"); and

          WHEREAS, Shares shall initially be of two classes: Institutional Shares and Administrative Shares;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1.  Appointment of the Distributor.
                      ------------------------------

          (a) The Trust hereby appoints the Distributor to serve as a distributor of Shares of each class and to arrange for the sale of Shares of each class to investors on the terms set forth in this Agreement and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

          (b) The Distributor shall act as agent of and as a distributor for the Trust in connection with the sale of Shares to investors and dealers, upon the terms described herein and in the Trust's prospectus (the "Prospectus") and statement of additional information (the "Statement of Additional Information" or "SAI") included in the Trust's Registration Statement filed with the SEC, as said Prospectus and Statement of Additional Information and Registration Statement may be amended and supplemented from time to time. No sales of Shares shall be made by the Distributor pursuant to this Agreement unless the Registration Statement under the 1933 Act is effective at the time of such sales.

          SECTION 2.  Exclusive Nature of Duties.
                      --------------------------

          The Distributor shall be the exclusive distributor of Shares of the Trust, except that:
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          (a)  The Trust may, upon written notice to the Distributor, from time to time designate other distributors of Shares with respect to areas other than the United States as to which the Distributor may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Distributor under this Agreement to serve as distributor in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.

          (b) The rights granted to the Distributor to act as agent in connection with the sale of Shares shall not apply to Shares issued by the
Trust: (i) in connection with the merger or consolidation of any other investment company or personal holding company with the Trust or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Trust; or (ii) pursuant to reinvestment of dividends, capital gains or other distributions; or (iii) pursuant to any reinstatement privilege afforded redeeming shareholders.

          SECTION 3.  Purchase of Shares from the Trust and Compensation of
                      -----------------------------------------------------
                      Distributor.
                      ------------

          (a) Upon the initial effective date of the Registration Statement, the Trust will commence a continuous offering of Institutional Shares and Administrative Shares. The Trust may establish additional classes of Shares in the future and make continuous offerings of Shares of such classes. During the continuous offering of Shares of a class, the Distributor shall offer and solicit offers to subscribe to the purchase of such Shares from investors.

          (b) The Distributor shall not be paid any compensation by the Trust pursuant to this Agreement, however, the Trust may, on behalf of one or more classes of Shares, pay such compensation and make other payments to the Distributor as may be permitted by a separate Plan of Distribution and Related Agreement adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act. The Distributor may pay such concessions or reallowances to dealers as the Distributor, in its discretion, may from time to time determine. The Trust and the Distributor agree, however, that no concessions or reallowances shall be paid except in compliance with applicable laws and regulations, including the rules of the National Association of Securities Dealers, Inc. (the "NASD").

          (c)  The public offering price of each class of Shares, i.e., the
                                                                  ---
price per share at which the Distributor or Dealers (as hereinafter defined) may sell such Shares to the public, shall be the net asset value per share of such class of Shares. If the public offering price does not equal an even cent, the public offering price may be adjusted to the nearest cent.

          (d) The net asset value per share of each class of Shares shall be determined by the Trust or an agent appointed by the Trust, on such days, and at such times and in such manner, as is set forth in the Prospectus and the SAI and in guidelines that may be established by the Board of Trustees of the Trust.

          (e) The Trust shall have the right to suspend the sale of Shares of any or all classes at times when redemption is suspended pursuant to the conditions set forth in Section

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4(b) hereof. The Trust shall also have the right to suspend the sale of Shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other extraordinary event or if conditions exist, which, in the sole judgment of the Trust, makes it impracticable or inadvisable to sell Shares.

          (f) The Trust, or any agent of the Trust designated in writing by the Trust, shall be promptly advised of all purchase orders for Shares received by the Distributor. Any order may be rejected by the Trust; provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept orders for the purchase of Shares. The Distributor will confirm orders upon their receipt, and the Trust (or its agent), upon receipt of payment therefor and instructions, will deliver a statement confirming the issuance of such Shares. The Distributor agrees to cause such instructions and any payments that it may receive to be delivered promptly to the Trust (or its agent).

          (g) Nothing contained herein shall require the Trust to offer Shares of any class, and the Trust may terminate or suspend the continuous offering of Shares of any class at any time in its sole discretion.

          SECTION 4.  Redemption of Shares.
                      --------------------

          (a) Any of the outstanding Shares may be tendered for redemption at any time, and the Trust agrees to redeem Shares so tendered in accordance with their terms and the procedures and requirements set forth in the Prospectus and the SAI. The price to be paid upon the redemption of Shares of each class shall be equal to the net asset value per share of such class calculated in accordance with the provisions of Section 3(d) hereof. All payments by the Trust hereunder shall be made in the manner set forth below.

          Subject to Section 4(b) hereof, the Trust shall pay the total amount of the redemption price in accordance with applicable provisions of the Prospectus and the SAI on or before the seventh day subsequent to receipt by the Trust (or its agent) of a request for the redemption in proper form.

          (b) Redemptions of Shares may be suspended or payment by the Trust upon the redemption of Shares may be postponed for more than seven days at times: (i) when the New York Stock Exchange is closed for other than customary weekend or holiday closings; (ii) when trading on said Exchange is restricted, or when an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, as provided by SEC rules; or (iii) during any other period when the SEC by order so permits.

          SECTION 5.  Duties of the Trust.
                      -------------------

          (a) The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of the Shares, including one certified copy, upon request by the

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Distributor, of all financial statements prepared by the Trust, in respect of the Fund, and examined by independent accountants. The Trust shall, at the expense of the Distributor, make available to the Distributor such number of copies of the Prospectus and the SAI as the Distributor shall reasonably request.

          (b) The Trust shall take, from time to time, but subject to the necessary approval of its shareholders, all necessary action to register Shares under the 1933 Act, to the end that there will be available for sale such number of the Shares as investors may reasonably be expected to purchase.

          (c) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Trust may approve. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. As provided in Section 8(b) hereof, the expense of qualification and maintenance of qualification shall be borne by the Trust. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualification.

          (d) The Trust shall, at the expense of the Distributor, furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Trust.

          (e) The Trust shall promptly notify the Distributor if the effectiveness of the Registration Statement is suspended or lapses and shall promptly notify of the termination or withdrawal of qualification under the laws of any state.

          SECTION 6.  Duties of the Distributor.
                      -------------------------

          (a) The Distributor shall devote reasonable time and effort to effect sales of the Shares, but shall not be obligated to sell any specific number of Shares. The services of the Distributor hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into distribution or dealer arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

          (b) Neither the Distributor nor any Dealer nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the Registration Statement or the Prospectus and SAI. Any advertising or sales literature relating to the Trust shall be approved by the Distributor and the contents and use thereof shall comply with all applicable laws and regulations, including rules and interpretations of the NASD.

          (c) The Distributor shall perform its responsibilities hereunder in accordance with applicable laws and regulations, including rules and interpretations of the NASD.

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          SECTION 7.  Selected Dealer and Agency Agreements.
                      -------------------------------------

          (a) The Distributor shall have the right to enter into selected dealer agreements with securities dealers (and with such other financial institutions as may be authorized under applicable laws and regulations to act as agent in the sale of Shares) of its choice ("Dealers") for the offering and sale of Shares by such Dealers and agents. The Distributor may pay such compensation and concessions to Dealers as it determines, consistent with applicable law and the rules of the NASD. Shares offered for sale by Dealers shall be offered on the same terms as would apply to the Distributor as set forth herein.

          (b) Within the United States, the Distributor shall enter into selected dealer agreements only with organizations that are either members in good standing of the NASD or financial institutions that are not required to be NASD members.

          (c) The Distributor shall adopt and follow procedures for the confirmation of sales of Shares to investors and Dealers, the collection of amounts payable by investors and Dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with applicable laws and regulations and the requirements of the NASD, as they may from time to time exist.

          SECTION 8.  Payment of Expenses.
                      -------------------

          (a) The Trust shall bear all of its costs and expenses, including fees and disbursements of its counsel and auditors, in connection with: (i) the preparation and filing of the Registration Statement, the Prospectus and the SAI, and supplements to the foregoing, and annual and interim reports and proxy materials; and (ii) the expense of printing, mailing and otherwise distributing Prospectuses and SAIs (including supplements), annual and interim reports and proxy materials for use by shareholders. The expense of printing, mailing and otherwise distributing such materials to persons who are not shareholders shall be bourne by the Distributor.

          (b) The Trust shall bear the cost and expenses of qualification of Shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Trust as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Trust and the Distributor pursuant to Section 5(c) hereof, and the cost and expenses payable to each such state for continuing qualification therein until the Trust decides to discontinue such qualification pursuant to Section 5(c) hereof.

          SECTION 9.  Indemnification.
                      ---------------

          (a) The Trust shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, which may be based upon the 1933 Act, or on any

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other statute or at common law, on the ground that the Registration Statement, the Prospectus or the SAI, or any annual or interim report to shareholders, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor; provided, however, that in no case
(i) is the indemnity of the Trust in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Trust or its shareholders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement; or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and the expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Shares.

          (b) The Distributor shall indemnify and hold harmless the Trust and each of its trustees and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage, or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Distributor for use in connection with the Registration Statement, the Prospectus or the SAI, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

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          SECTION 10.  Duration and Termination of This Agreement
                       ------------------------------------------

          This Agreement shall remain in effect for an initial term of two years from the date hereof and shall continue in effect from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act and the rules thereunder) or by the Board of Trustees of the Trust; provided, that in either event such continuance is also approved annually by the vote of a majority of the trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; and provided, however, that: (a) the Trust may, at any time and without the payment of any penalty, terminate this Agreement upon sixty days' written notice to the Distributor; (b) this Agreement shall immediately terminate in the event of its assignment (to the extent required by the 1940 Act and the rules thereunder) unless such automatic termination shall be prevented by an exemptive order of the SEC; and (c) the Distributor may terminate this Agreement without payment of any penalty on sixty days' written notice to the Trust.

          SECTION 11.  Amendments of this Agreement.
                       ----------------------------

          This Agreement may be amended only by the written agreement of the parties; provided that any amendment hereof must be approved by the Board of Trustees of the Trust, including a majority of the directors of the Trust who are not parties to this Agreement or "interested persons" (as defined by the 1940 Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval.

          SECTION 12.  Governing Law.
                       -------------

          This Agreement shall be construed in accordance with the laws of the State of [Illinois] and the applicable provisions of the 1940 Act. To the extent the applicable laws of the State of [Illinois], or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

          SECTION 13.  Liability of the Trust
                       ----------------------

          The Declaration of Trust states and notice is hereby given that this Agreement is not executed on behalf of the Trustees of the Trust as individuals, and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders or partners of the Trust individually, but are binding only upon the assets and property of the Trust.

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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

                                        HEWITT SERIES TRUST

                                        By: /s/ Stacy L. Schaus
                                           --------------------------
                                           Name:  Stacy L. Schaus
                                                ---------------------
                                           Title: President
                                                 --------------------

                                        HEWITT SERVICES LLC

                                        By: /s/ C. L. Connolly, III
                                           --------------------------
                                           Name:  C. L. Connolly, III
                                                ---------------------
                                           Title: Secretary
                                                 --------------------
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